SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2011

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, we approved the issuance of options to purchase shares of our common stock to each of the members of our board of directors in the manner described in the table below.

Name	Number of Shares Underlying Option	Exercise Price Per Share	Vesting Schedule	Expiration Date
Randall McCoy	885,672	$0.62	1/12 quarterly over a 3 year period	December 22, 2015
John Weber	885,672	$0.62	1/12 quarterly over a 3 year period	December 22, 2015
Dr. Craig Eagle	885,672	$0.62	1/12 quarterly over a 3 year period	December 22, 2015
Dr. Joseph Rubinfeld	885,672	$0.62	1/12 quarterly over a 3 year period	December 22, 2015

The foregoing description is qualified in its entirety by reference to the full text of the Regenicin, Inc. 2010 Equity Incentive Plan Stock Option Agreement, received by each board member, setting forth the terms of the option grant, which form is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The above options were granted under the pursuant Regenicin, Inc. 2010 Incentive Plan, which was previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 21, 2010 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Regenicin, Inc. 2010 Equity Incentive Plan Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: January 11, 2011